                                                                     EXHIBIT 3.1
                          CERTIFICATE OF INCORPORATION
                                       OF
                          PLX TECHNOLOGY-DELAWARE, INC.


The undersigned, a natural person, for the purpose of organizing a corporation for conducting the business and promoting the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware (particularly Chapter 1, Title 8 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and know, identified, and referred to as the "General Corporation Law of the State of Delaware"), hereby certifies that:

                                   ARTICLE I

        The name of the Corporation is PLX Technology-Delaware, Inc. (hereinafter called the "Corporation").

                                   ARTICLE II

        The address, including street, number, city, and county, of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, City of Wilmington 19805, County of New Castle, Zip Code 19801. The name of its registered agent at such address is The Corporation Trust Company.

                                  ARTICLE III

        The nature of the business and the purposes to be conducted and promoted by the Corporation shall be: To conduct any lawful business, to promote any lawful purpose, and to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                   ARTICLE IV

        The Corporation is authorized to issue two classes of shares designated respectively "Common Stock" and "Preferred Stock." The total number of shares of all classes of stock which the Corporation has authority to issue is 35,000,000 consisting of 30,000,000 shares of Common Stock, with a par value of $0.001 and 5,000,000 shares of Preferred Stock, with a par value of $0.001.

                                   ARTICLE V

        The relative rights, preferences, privileges and restrictions granted to or imposed upon the respective classes of Common and Preferred Stock are as follows:



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                              Part I. COMMON STOCK

        Section 1. Voting Rights. Except as otherwise provided by law and subject to the provisions of Section 5 of Part II hereof with respect to the election of directors, the holders of shares of Common Stock shall be entitled to one (1) vote for each share so held with respect to each matter voted on by the stockholders of the Corporation.

        Section 2. Liquidation Rights. Subject to the prior and superior rights of the holders of Preferred Stock (including those described in Part II, Section
3), upon any liquidation, dissolution or winding up of the affairs of the Corporation, the holders of Common Stock shall be entitled to receive the remaining assets of the Corporation.

        Section 3. Dividends. Dividends may be paid on the Common Stock as and when declared by the Board of Directors, subject, however, to the prior and superior rights of the holders of Preferred Stock.

                            Part II. PREFERRED STOCK

        Preferred Stock may be issued in one or more series. The rights, preferences, privileges and restrictions granted to, and imposed upon, the first four such series, designated Series A, Series B, Series C and Series D are set forth in succeeding provisions of this ARTICLE V. Except as to Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, and Series D Preferred Stock, the Board of Directors is authorized to fix the number of any such series of Preferred Stock and to determine the designation of any such series, subject to (i) such stockholder approvals as may be provided for herein and (ii) the number of shares of Preferred Stock authorized at that time by this
ARTICLE V. Subject to such stockholder approvals as may be provided for herein, the Board of Directors is further authorized to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock and to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series of Preferred Stock. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution or amendment originally fixing the number of shares of such series.

        Section 1. Designation. The initial four series of Preferred Stock shall be designated and known as "Series A Preferred Stock", "Series B Preferred Stock", "Series C Preferred Stock", and "Series D Preferred Stock." The number of authorized shares constituting Series A Preferred Stock shall be 1,300,000 with a par value of $0.001, the number of authorized shares constituting Series B Preferred Stock shall be 650,000 with a par value of $0.001, the number of authorized shares constituting Series C Preferred Stock shall be 1,418,738 with a par value of $0.001, and the number of authorized shares constituting Series D Preferred Stock shall be 1,500,000 with a par value of $0.001.

        Section 2. Dividends. The holders of the Series A, Series B, Series C and Series D Preferred Stock (collectively, the "Preferred Stock") shall be entitled to receive, when, if and as declared by the Board of Directors, noncumulative dividends at the rate of $0.05, $0.10, $.1375



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and $.14 per share, respectively, per annum, payable quarterly as the Board of
Directors may from time to time determine out of funds legally available therefor. No dividends (other than those payable solely in the Common Stock of the Corporation) shall be paid on any Common Stock of the Corporation during any fiscal year of the Corporation until dividends in the total amount of $0.05 per share, $0.10 per share, $.1375 per share and $.14 per share on Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock and the Series D Preferred Stock shall have been paid or declared and set apart during that fiscal year. The right to such dividend on shares of Preferred Stock shall not be cumulative and no right shall accrue to holders of Preferred Stock by reason of the fact that dividends on said shares are not declared in any prior year. No dividend may be declared and paid on any series of Preferred Stock unless a proportionate dividend is declared and paid on all series of Preferred Stock.

        Section 3.    Liquidation Preferences.

               (a) In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, (i) the holders of the Series A Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of the Common Stock by reason of their ownership thereof, the amount of $0.50 per share for each share of Series A Preferred Stock then held by them plus an amount equal to all declared but unpaid dividends on the Series A Preferred Stock and (ii) the holders of the Series B Preferred Stock shall be entitled to receive, prior and in preference to any distribution of the assets of the Corporation to the holders of the Common Stock by reason of their ownership thereof, the amount of $1.00 per share for each share of Series B Preferred Stock then held by them plus all declared but unpaid dividends on the Series B Preferred Stock and (iii) the holders of the Series C Preferred Stock shall be entitled to receive prior to and in preference to any distribution of the assets of the Corporation to the holders of the Common Stock by reason of their ownership thereof, the amount of $1.375 per share for each share of Series C Preferred Stock then held by them plus all declared but unpaid dividends on the Series C Preferred Stock and (iv) the holders of the Series D Preferred Stock shall be entitled to receive prior to and in preference to any distribution of the assets of the Corporation to the holders of the Common Stock by reason of their ownership thereof, the amount of $1.40 per share for each share of Series D Preferred Stock then held by them plus all declared but unpaid dividends on the Series D Preferred Stock. If upon the occurrence of such event, the assets and funds thus distributed among the holders of the Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amount for the Preferred Stock, then the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Preferred Stock in proportion to the preferential amount each such holder is otherwise entitled to receive.

               (b) After full payment has been made to the holders of Preferred Stock under subsection (a) above, any remaining assets of the Corporation shall be distributed to the holders of Preferred Stock and of Common Stock in an equal amount per "Common equivalent" share (each holder's shares of Preferred Stock being treated as having been converted into the number of shares of Common Stock into which such shares could be converted for the purposes of the calculation).



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               (c) A consolidation or merger of the Corporation with or into any other corporation or any other entity or person, or any other corporate reorganization in which the Corporation shall not be the continuing or surviving entity, or a sale of all or substantially all of the assets of the Corporation, or a transaction or series of transactions in which more than fifty percent
(50%) or the outstanding stock of the Corporation is transferred, shall not be deemed to be a liquidation, dissolution or winding up within the meaning of this
Section 3, but shall be subjected to the provisions of Section 7 hereof.

        Section 4. Redemption.

               (a) At or at any time after the receipt by the Corporation in writing from the holders of not less than 67% of the Series A Preferred Stock then outstanding of their consent to redemption hereunder, the Corporation may at any time it may lawfully do so, at the option of the Board of Directors, redeem in whole or in part the Series A Preferred Stock by paying in cash therefor $0.50 per share for each share of Series A Preferred Stock then outstanding (appropriately adjusted for any stock dividend, stock split, recapitalization, consolidation or the like of the Series A Preferred Stock), plus an amount equal to all declared and unpaid dividends on the outstanding shares of Series A Preferred Stock (such total amount is hereinafter referred to as the "Series A Redemption Price"). At or at any time after the receipt by the Corporation in writing from the holders of not less than 67% of the Series B Preferred Stock then outstanding of their consent of redemption hereunder, the Corporation may at any time it may lawfully do so, at the option of the Board of Directors, redeem in whole or in part the Series B Preferred Stock by paying in cash therefor $1.00 per share for each share of Series B Preferred Stock then outstanding (appropriately adjusted for any stock dividend, stock split, recapitalization, consolidation or the like of the Series B Preferred Stock), plus an amount equal to all declared and unpaid dividends on the outstanding shares of Series B Preferred Stock (such total amount is hereinafter referred to as the "Series B Redemption Price"). At or at any time after the receipt by the Corporation in writing from the holders of not less than 67% of the Series C Preferred Stock then outstanding of their consent of redemption hereunder, the Corporation may at any time it may lawfully do so, at the option of the Board of Directors, redeem in whole or in part the Series C Preferred Stock by paying in cash therefor $1.375 per share for each share of Series C Preferred Stock then outstanding (appropriately adjusted for any stock dividend, stock split, recapitalization, consolidation or the like of the Series C Preferred Stock), plus an amount equal to all declared and unpaid dividends on the outstanding shares of Series C Preferred Stock (such total amount is hereinafter referred to as the Series C Redemption Price"). At or at any time after the receipt by the Corporation in writing from the holders of not less than 67% of the Series D Preferred Stock then outstanding of their consent of redemption hereunder, the Corporation may at any time it may lawfully do so, at the option of the Board of Directors, redeem in whole or in part the Series D Preferred Stock by paying in cash therefor $1.40 per share for each share of Series D Preferred Stock then outstanding (appropriately adjusted for any stock dividend, stock split, recapitalization, consolidation or the like of the Series D Preferred Stock), plus an amount equal to all declared and unpaid dividends on the outstanding shares of Series D Preferred Stock (such total amount is hereinafter referred to as the "Series D Redemption Price"). If the Corporation proposes to redeem any series of Preferred Stock, it shall give notice to holders of



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all other series of Preferred Stock and offer to redeem shares of such series upon request of the holders.

               (b) In the event of any redemption of only a part of the then outstanding shares of the Series A Preferred Stock, or Series B Preferred Stock, or Series C Preferred Stock, or Series D Preferred Stock, the Corporation shall effect such redemption pro rata among the holders thereof (as to the number of shares held on the date of notice of redemption).

               (c) At least forty-five (45) days prior to the date fixed for any redemption of the Series A Preferred Stock or Series B Preferred Stock or Series C Preferred Stock or Series D Preferred Stock (hereinafter referred to as the "Redemption Date"), written notice shall be mailed, postage prepaid, to each holder of record of such series of the Preferred Stock to be redeemed, at his post office address last shown on the records of the Corporation, notifying such holder of the election of the Corporation to redeem such shares, specifying the Redemption Date and the date on which such holder's Conversion Rights (as hereinafter defined) as to such shares terminate and calling upon such holder to surrender to the Corporation, in the manner and at the place designated, his certificate or certificates representing the shares to be redeemed (such notice is hereinafter referred to as the "Redemption Notice"). On or prior to the Redemption Date, each holder of the Series A Preferred Stock or Series B Preferred Stock or Series C Preferred Stock or Series D Preferred Stock to be redeemed shall surrender his certificate or certificates representing such shares to the Corporation, in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price of such shares (except that such number of shares shall be reduced by the number of shares which have been converted pursuant to Section 6 hereof between the date of notice of redemption and the date of which Conversion Rights to such shares terminate) shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be cancelled. In the event less than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares. From and after the Redemption Date, unless there shall have been a default in payment of the Redemption Price (whether because there is no source of funds legally available for such redemption or because such funds shall not be paid or made available for payment), all rights of the holders of the Series A Preferred Stock, or Series B Preferred Stock, or Series C Preferred Stock, or Series D Preferred Stock designated for redemption in the Redemption Notice as holders of such series of the Preferred Stock of the Corporation (except the right to receive the Redemption Price without interest upon surrender of their certificate or certificates) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever.

               (d) On or prior to the Redemption Date, the Corporation shall deposit the Redemption Price of all shares of Series A Preferred Stock, or Series B Preferred Stock, or Series C Preferred Stock, or Series D Preferred Stock designated for redemption in the Redemption Notice and not yet redeemed with a bank or trust company having aggregate capital and surplus in excess $20,000,000 as a trust fund for the benefit of the respective holders of the shares designated for redemption and not yet redeemed, with irrevocable instructions and authority to the bank or trust company to pay the Redemption Price for such shares to their



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respective holders on or after the Redemption Date upon receipt of notification from the Corporation that such holder has surrendered his share certificate to the Corporation pursuant to Section 4(c) above. Such instructions shall also provide that any moneys deposited by the Corporation pursuant to this Section 4(d) for the redemption of shares thereafter converted into shares of the Corporation's Common Stock pursuant to Section 6 hereof no later than the fifth
(5th) day preceding the Redemption Date shall be returned to the Corporation forthwith upon such conversion. The balance of any moneys deposited by the Corporation pursuant to this Section 4(d) remaining unclaimed at the expiration of two (2) years following the Redemption Date shall thereafter be returned to the Corporation upon its request expressed in a resolution of its Board of Directors.

        Section 5. Voting Rights.

               (a) Except as specifically provided herein and as otherwise provided by law, the holder of each share of the Preferred Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which such share of Preferred Stock could be converted and shall have voting rights and powers equal to the voting rights and powers of the Common Stock (voting together with the Common Stock as a single class) and shall be entitled to notice of any stockholders' meeting in accordance with the Bylaws of the Corporation. Fractional votes shall not, however, be permitted and any fractional voting rights resulting from the above formula shall be rounded to the nearest whole number (with one/half being rounded upward).

               (b) As to elections of directors, the holders of the Preferred Stock shall vote together with the holders of the Common Stock as a single class, as provided in the preceding subsection (a); provided, however, that so long as there are at least one million (1,000,000) shares of Preferred Stock outstanding, should the holders of all of the shares of Preferred Stock (by cumulating their votes) not be able to elect at least three (3) of the directors, then the holders of the Preferred Stock voting as a class shall be entitled to elect three (3) directors and all remaining directors authorized by the Bylaws shall be elected by the holders of the Common Stock as a class. At such time as the holders of Preferred Stock are no longer entitled to elect any directors voting as a separate class, the holders of the outstanding Preferred shall vote with the holders of the Common Stock.

        Section 6. Conversion. The holders of the Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

               (a) Right to Convert.

                      (i) Each share of each series of Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share and on or prior to the fifth (5th) day prior to the Redemption Date fixed in any Redemption Notice, at the office of the Corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Conversion Value (as hereinafter defined) per share in effect for such series by the per share Conversion Price ( as hereinafter defined) of such series at the time of conversion. The initial Conversion Price per



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share of the Series A Preferred Stock shall be $0.50 and the per share
Conversion Value of the Series A Preferred Stock shall be $0.50. The initial Conversion Price of the Series B Preferred Stock shall be $1.00 and the per share Conversion Value of the Series B Preferred Stock shall be $1.00. The initial Conversion Price of the Series C Preferred Stock shall be $1.375 and the per share Conversion Value of the Series C Preferred Stock shall be $1.375. The initial Conversion Price of the Series D Preferred Stock shall be $1.40 and the per share Conversion Value of the Series D Preferred Stock shall be $1.40. The number of shares of Common Stock into which a series of Preferred Stock is convertible is hereinafter referred to as the "Conversion Rate" of such series. In the event of a call for redemption of any shares of Preferred Stock pursuant to Section 4 hereof, the Conversion Rights shall terminate as to the shares designated for redemption at the close of business on the fifth (5) day preceding the Redemption Date, unless default is made in payment of the Redemption Price, in which case the Conversion Rights for such shares shall continue until such payment.

                      (ii) Each share of Preferred Stock shall automatically be converted into shares of Common Stock at then effective applicable Conversion Rate immediately upon the closing of the sale of the Corporation's Common Stock in a firm commitment, underwritten public offering registered under the Securities Act of 1933, as amended (the "Act"), at a public offering price equal to or exceeding $5.00 per share of Common Stock (said offering price determined prior to underwriting commissions and expenses and appropriately adjusted for any stock dividend, stock split or combination, recapitalization, consolidation or the like of the Common Stock) and the aggregate gross proceeds to the Corporation of which equal or exceed $10,000,000 (before underwriting commissions and expenses).

               (b) Mechanics of Conversion. Before any holder of Preferred Stock shall be entitled to convert the same into shares of Common Stock he shall surrender the certificate or certificates thereof, duly endorsed, at the office of the Corporation or of any transfer agent for such stock, and shall give written notice to the Corporation at such office that he elects to convert the same and shall state therein the name or names in which he wishes the certificate or certificates for shares of Common Stock to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Preferred Stock, a certificate or certificates for the number of shares of Common Stock to which he shall be entitled as aforesaid and a check payable to holder in the amount of any cash amounts payable as the result of a conversion into fractional shares of Common Stock pursuant to
Section 6(k) hereunder and any declared but unpaid dividends on the converted Preferred Stock to which the holder may be entitled. Except for a conversion in connection with an underwritten offer of securities under the Act, such conversion shall be deemed to have been made immediately prior to the close of business on the date of surrender of the shares of Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date. In the case of a conversion in connection with an underwritten offer of securities under the Act, at the option of the holder of the Preferred Stock tendered for conversion, the conversion may be conditioned upon the closing with the underwriter or underwriters of the sale of securities pursuant to such offering, and such conversion shall then be deemed to occur immediately prior to the closing of such sale of securities.



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               (c) Adjustments to Conversion Prices for Diluting Issues.

                      (i) Special Definitions. For purposes of this Section 6(c), the following definitions apply:

                             (1) `Options' shall mean rights, options, or
warrants to subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities.

                             (2) `Original Issue Date' shall mean the date on
which a share of Series A Preferred Stock, or Series B Preferred Stock, or Series C Preferred Stock, or Series D Preferred Stock was first issued.

                             (3) `Convertible Securities' shall mean any
evidence of indebtedness, shares (other than Common Stock and Series A Preferred Stock and Series B Preferred Stock and Series C Preferred Stock and Series D Preferred Stock) or other securities convertible into or exchangeable for Common Stock.

                             (4) `Additional Shares of Common Stock' shall mean
all shares of Common Stock issued (or, pursuant to Section 6(c) (iii), deemed to be issued) by the Corporation after the Original Issue Date, other than shares of Common Stock issued or issuable:

                                    (A) upon conversion of shares of Series A
Preferred Stock, or Series B Preferred Stock, or Series C Preferred Stock, or Series D Preferred Stock;

                                    (B) to founders, officers or employees of,
or consultants to, the Corporation pursuant to a stock grant or option plan or other employee stock incentive program (collectively, the "Plans") approved by the Board of Directors or assumed by the Corporation but not exceeding 1,363,064 shares of Common Stock, subject to adjustment for all subdivisions and combinations and including reissuance of any such shares which may be repurchased;

                                    (C) as a dividend or distribution on Series
A Preferred Stock, or Series B Preferred Stock, or Series C Preferred Stock, or Series D Preferred Stock;

                                    (D) by way of dividend or other distribution
on shares of Common Stock excluded from the definition of Additional Shares of Common Stock by the foregoing clauses (A), (B), and (C) or this clause (D) or on shares of Common Stock so excluded.

                      (ii) No Adjustment of Conversion Prices. No adjustment in the Conversion Price of a particular share of Preferred Stock shall be made in respect of the issuance of Additional Shares of Common Stock unless the consideration per share for an Additional Share of Common Stock issued or deemed to be issued by the Corporation is less than the Conversion Price in effect on the date of, and immediately prior to such issue, for such share of Preferred Stock.



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               (iii) Deemed Issue of Additional Shares of Common Stock.

                             (1) Options and Convertible Securities. In the
event the Corporation at any time or from time to time after the Original Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities then entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein designed to protect against dilution) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that Additional Shares of Common Stock shall not be deemed to have been issued unless the consideration per share (determined pursuant to Section 6(c)(v) hereof) of such additional Shares of Common Stock would be less than the Conversion Price for a series of Preferred Stock in effect of the date of and immediately prior to such issue, or such record date, as the case may be, and provided further that in any such case in which Additional Shares of Common Stock are deemed to be issued:

                                    (A) no further adjustments in the Conversion
Price for any series of Preferred Stock shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

                                    (B) If such Options or Convertible
Securities by their terms provide, with the passage of time or otherwise, for any increase in the consideration payable to the Corporation, or decrease in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the Conversion Price for the Preferred Stock computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities (provided, however, that no such adjustment of the Conversion Price for any series of Preferred Stock shall affect Common Stock previously issued upon conversion on any Preferred Stock); and

                                    (C) no readjustment pursuant to clause (B)
above shall have the effect of increasing the Conversion Price for any series of Preferred Stock to an amount which exceeds the lower of (i) the Conversion Price for such series of Preferred Stock on the original adjustment date, or (ii) the Conversion Price for such series of Preferred Stock that would have resulted from any issuance of Additional Shares of Common Stock between the original adjustment date and such readjustment date.

                      (iv) Adjustment of Conversion Prices Upon Issuance of Additional Shares of Common Stock. In the event the Corporation shall issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to



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Section 6(c)(iii)) without consideration or for a consideration per share less than the Conversion Price for any series of Preferred Stock in effect on the date of and immediately prior such issue (except in the case of a stock dividend or subdivision which shall have the results set forth in paragraph 6(C)(vi) below), then and in such event, the Conversion Price for any such series shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) determined by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue, plus the number of shares of Common Stock that could be purchased for the aggregate consideration to be received for the Additional Shares of Common Stock at the then existing Conversion Price, and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of such Additional Shares of Common Stock so issued; and provided further that, for the purposes of this sentence, all shares of Common Stock issuable upon conversion of outstanding Convertible Securities shall be deemed to be outstanding, and immediately after any Additional Shares of Common Stock are deemed issued pursuant to Section 6(c)(iii), such Additional Shares of Common Stock shall be deemed to be outstanding.

                      (v) Determination of Consideration. For purposes of this
Section 6(c), the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

                             (1) Cash and Property: Such consideration shall:

                                    (A) insofar as it consists of cash, be
computed at the aggregate amount of cash received by the Corporation excluding amounts paid or payable for accrued interest or accrued dividends;

                                    (B) insofar as it consists of property other
than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board; and

                                    (C) in the event Additional Shares of Common
Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (A) and (B) above, as determined in good faith by the Board.

                      (2) Options and Convertible Securities. The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Section 6(c)(iii)(1), relating to Options and Convertible Securities, shall be determined by dividing

                            (x) the total amount, if any, received or receivable
by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein designed to protect against dilution) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of



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such Options for Convertible Securities and the conversion or exchange of such
Convertible Securities by

                             (y) the maximum number of shares of Common Stock
(as set forth in the instruments relating thereto, without regard to any provision contained therein designed to protect against dilution) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

                      (vi) Adjustments for Subdivisions, Stock Dividends, Combinations or Consolidation of Common Stock

                             (1) In the event the outstanding shares of Common
Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, the Conversion Price in effect immediately prior to such combination or consolidation shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.

                             (2) Stock Dividends and Subdivisions. In the event
that this Corporation at any time or from time to time after the Original Issue Date shall declare or pay any dividend on the Common Stock payable in Common Stock, or effect a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock (by reclassification or otherwise than by payment of a dividend in Common Stock), then and in any such event, the Conversion Price in effect immediately prior to such dividend or subdivision shall, concurrently with the effectiveness of such dividend or subdivision, be proportionately decreased. For purposes of this Section 6(c)(vi)(2) the Conversion Price shall be proportionately decreased immediately after the Original Issue Date to reflect a three for one stock split of the Common Stock effected by the Corporation's predecessor, PLX Technology, Inc., a California corporation.

               (d) Adjustments for Other Distributions. In the event the Corporation at any time or from time to time makes, or fixes a record date for the determination of holders of Common Stock entitled to receive any distribution payable in securities of the Corporation other than Common Stock, Options or Convertible Securities, then in each such event provision shall be made so that the holders of Preferred Stock shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of the Corporation which they would have received had their Preferred Stock been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the date of conversion, retained such securities receivable by them as aforesaid during such period, subject to all other adjustments called for during such period under this Section 6 with respect to the rights of the holders of the Preferred Stock.

               (e) Adjustments for Reorganization, Reclassification, Exchange and Substitution. If the Common Stock issuable upon conversion of the Preferred Stock shall be changed into the same or a different number of shares of any other class or classes of stock or other securities or property, whether by reorganization (unless such reorganization is deemed a liquidation under Section 3(b) hereof), reclassification or otherwise (other than a subdivision or combination of shares provided for above), the Conversion Price then in effect shall, concurrently with the effectiveness of such reorganization or reclassification, be proportionately adjusted such that the Preferred Stock shall be convertible into, in lieu of the number of shares of Common Stock which the holders would otherwise have been entitled to receive, a number of shares of such other class or classes of stock or other securities or property equivalent to the number of shares of Common Stock that would have been subject to receipt by the holders upon conversion of the Preferred Stock immediately before such event; and, in any such case, appropriate adjustment (as determined by the Board) shall be made in the application of the provisions herein set forth with respect to the rights and interest thereafter of the holders of the Preferred Stock, to the end that the provisions set forth herein (including provisions with respect to change in and other adjustments of the Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the conversion of the Preferred Stock.

               (f) No Impairment. The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this
Section 6 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Preferred Stock against impairment.

               (g) Certificates as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Section 6, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment and readjustment is based. Then Corporation shall, upon the written request at any time of any holder of Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such applicable adjustments and readjustments, (ii) the applicable Conversion Price at the time in effect, and
(iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of Preferred Stock. Any certificate sent to the holders of Preferred Stock pursuant to this
Section 6(g) shall be signed by an officer of the Corporation.

               (h) Notice of Record Date. In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, any security or right convertible into or entitling the holder thereof to receive Common Stock, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation shall mail to each holder of Preferred Stock at least twenty (20) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution, security or right, and the amount and character of such dividend, distribution, security or right.

               (i) Issue Taxes. The Corporation shall pay any and all issue and other taxes that may be payable in respect of any issue or delivery of shares of Common Stock in conversion of shares of Preferred Stock pursuant hereto; provided, however, that the Corporation shall not be obligated to pay any transfer taxes resulting from any transfer requested by any holder in connection with any such conversion.

               (j) Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

               (k) Fractional Shares. No fractional share shall be issued upon the conversion of any share or shares of Preferred Stock. If the conversion would result in the issuance of a fraction of a share of Common Stock, the Corporation shall, in lieu of issuing any fractional share, pay the holder otherwise entitled to such fraction a sum in cash equal to the fair market value of such fraction on the date of conversion (as determined in good faith by the Board of Directors of the Corporation).

               (1) Notices. Any notice required by the provision of this Section 6 to be given to the holders of shares of Preferred Stock shall be deemed given if delivered personally or deposited in the United States mail, first class postage prepaid, and addressed to each holder of record at his address appearing on the books of the Corporation.

        Section 7. Merger, Consolidation.

               (a) At any time, in the event of a consolidation or merger of the Corporation with or into any other corporation, or any other entity or person, or any other corporate reorganization in which the Corporation shall not be the continuing or surviving entity, or a sale of all or substantially all of the assets of the Corporation, or a transaction or series of transactions in which more that fifty percent (50%) of the outstanding stock of the Corporation is transferred, the documents effecting such transaction shall provide that the holders of each series of Preferred Stock shall be entitled to receive, prior and in preference to the holders of the Common Stock, the amount of the then existing Redemption Price for such series, in cash or in securities received from the acquiring corporation, or in a combination thereof, at the closing of such transaction, before payment of any amount to the holders of Common Stock. If, at such closing the proceeds are insufficient to permit the payment to the holders of Preferred Stock of the full amount set forth above, then all of the consideration paid by the acquiring corporation in such transaction shall be distributed at the closing of such transaction to the holders of the Preferred Stock, in proportion to the preferential amount such holder is entitled to receive.

               (b) Any securities to be delivered to the holders of the Preferred Stock pursuant to Section 7(a) above shall be valued as follows:

                      (i) Securities not subject to investment letter or other similar restrictions on free marketability.

                             (1) If traded on a securities exchange, or the
NASDAQ National Market System, the value shall be deemed to be the average of the security's closing prices in such exchange or System over the 30-day period ending three (3) days prior to the closing;

                             (2) If actively traded over-the-counter (but not on
the NASDAQ National Market System), the value shall be deemed to be the average of the closing bid prices over the 30-day period ending three (3) days prior to the closing; and

                             (3) If there is no active public market, the value
shall be the fair market value thereof, as mutually determined by the Corporation and the holders of not less than a majority of the outstanding Preferred Stock; and

                      (ii) The method of valuation of securities subject to investment letter or other restrictions on free marketability shall be to make an appropriate discount from the market value determined as above in (i)(1), (2) or (3) to reflect the approximate fair market value thereof, as mutually determined by the Corporation and the holders of not less than a majority of the outstanding Preferred Stock.

               (c) The Corporation shall give each holder of record of Preferred Stock written notice of such impending transaction not later than twenty (20) days prior to the stockholders' meeting called to approve such transaction or twenty (20) days prior to the closing of such transaction whichever is earlier, and shall also notify such holders in writing of the final approval of such transaction. The first of said notices shall describe the material terms and conditions of the contemplated transaction as well as the terms and conditions of this Section 7, and the Corporation shall thereafter give such holders prompt notice of any material changes. The transaction shall in no event take place sooner than twenty (20) days after the mailing by the Corporation of the first notice provided for herein or sooner than ten (10) days after the mailing by the Corporation of any notice of material changes provided for herein; provided, however, that such period may be shortened upon the written consent of the holders of not less than a majority of the then outstanding Preferred Stock.

        Section 8. Amendment. Any term relating to the Preferred Stock may be amended only with the written consent of the holders of not less than sixty seven percent (67%) of the shares of the Preferred Stock then outstanding and the Corporation. Any amendment so effected shall be binding upon the Corporation and any holder of shares of the Preferred Stock. Provided, however, consent of sixty seven percent (67%) of the holders of a Series of Preferred Stock shall be required for any amendment that would adversely affect that Series in a different manner than other shares of the Preferred Stock.

        Section 9. [Intentionally Omitted]

         Section 10. Covenants. In addition to any other rights provided by law, so long as any Preferred Stock shall be outstanding, the Corporation shall not, without the vote or written consent by the holders of at least sixty seven percent (67%) of the then outstanding shares of Preferred Stock:

                      (i) Purchase, redeem or otherwise acquire (or pay into or set aside for a sinking fund for such purpose), any of the Common Stock of the Corporation, provided, however, that this restriction shall not apply to the repurchase of shares of Common Stock from directors, officers, employees or consultants of the Corporation or any subsidiary, at the initial purchase price thereof, or at such other price as may be approved by the Board of Directors, upon termination of their employment or services pursuant to agreements between the Corporation and such person providing for the right of the Corporation to repurchase such shares, or

                      (ii) Effect any sale or other conveyance of all or substantially all of the assets of the Corporation or any of its subsidiaries, or any consolidation or merger involving the Corporation or any of its subsidiaries if the Corporation shall not be the continuing or surviving entity of such consolidation or merger, or any reclassification or other change of any stock, or any recapitalization, or any transaction or series of transactions in which more than 50% of the outstanding stock of the Corporation is transferred, or

                      (iii) Increase or decrease (other than by redemption or conversion) the total number of shares of Preferred Stock of the Corporation (or any other senior equity securities of the Corporation) (with such consent to be obtained on a Series basis from the holders of each Series of Preferred Stock whose rights would be adversely affected in a material manner by the proposed increase or decrease);

                      (iv) Amend or repeal any provision of, or add any provision to, its Certificate of Incorporation or Bylaws if such action would alter or change any of the rights, preferences, privileges of, or limitations provided for herein for the benefit of, any shares of any series of Preferred Stock, or

                      (v) Authorize or issue, or obligate itself to issue, any other equity security senior to or on a parity with any outstanding series of Preferred Stock as to dividend or redemption rights, liquidation preferences, conversion rights, voting rights or otherwise, create any obligation or security convertible into or exchangeable for, or having any option rights to purchase, any such equity security which is senior to or on a parity with any outstanding series of Preferred Stock.

        Section 11. No Reissuance of Preferred Stock. No share or shares of Preferred Stock acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such shares shall be cancelled, retired and eliminated from the shares which the Corporation shall be authorized to issue.

                                   ARTICLE VI


        The name and mailing address of the sole incorporator is as follows:

        Name                                 Mailing Address

        Heike Fischer                        c/o Morrison & Foerster, LLP
                                             755 Page Mill Road
                                             Palo Alto, CA 94304

                                  ARTICLE VII

        The Corporation is to have perpetual existence.

                                  ARTICLE VIII

        Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

                                   ARTICLE IX

        For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation, and regulation of the powers of the Corporation and of its directors and of its stockholders or any class thereof, as the case may be, it is further provided:

        The management of the business and the conduct of the affairs of the Corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the Bylaws. The phrase "whole Board" and the phrase "total number of directors" shall be deemed to have the same meaning, to wit, the total number of directors which the Corporation would have if there were no vacancies. No election of directors need be by written ballot.

        After the original or other Bylaws of the Corporation have been adopted, amended, or repealed, as the case may be, in accordance with the provisions of
Section 109 of the General Corporation Law of the State of Delaware, and, after the Corporation has received any payment for any of its stock, the power to adopt, amend, or repeal the Bylaws of the Corporation may be exercised by the Board of directors of the Corporation; provided, however, that any provision for the classification of directors of the Corporation for staggered terms pursuant to the provisions of subsection (d) of Section 141 of the General Corporation Law of the State of Delaware shall be set forth in an initial Bylaw adopted by the stockholders entitled to vote of the Corporation unless provisions for such classification shall be set forth in this Certificate of Incorporation.

        Whenever the Corporation shall be authorized to issue only one class of stock, each outstanding share shall entitle the holder thereof to notice of, and the right to vote at, any meeting of stockholders. Whenever the Corporation shall be authorized to issue more than one class of stock, no outstanding share of any class of stock which is denied voting power under the provisions of the Certificate of Incorporation shall entitle the holder thereto to the right to vote any meeting of stockholders except as the provisions of paragraph (2) of subsection (b) of Section 242 of the General Corporation Law of the State of Delaware shall otherwise require; provided, that no share of any such class which is otherwise denied voting power shall entitle the holder thereof to vote upon the increase or decrease in the number of authorized shares of said class.

                                   ARTICLE X

        The personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted by the provisions of Paragraph (7) of subsection (b) of Section 102 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented.

                                   ARTICLE XI

        The Corporation shall, to the fullest extent permitted by the provisions of Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such person.

                                  ARTICLE XII

        From time to time any of the provisions of this Certificate of Incorporation may be amended, altered, or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the Corporation by this Certificate of Incorporation are granted subject to the provisions of this
Article XII.

        The undersigned, as the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Law of the State of Delaware, makes this certificate, hereby declaring and certifying that this act and deed and the facts herein stated are true, and accordingly, have hereunto set may hand this 18th day of February, 1999.



                                             ___________________________________
                                             Heike Fischer,
                                             Sole Incorporator



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